                                                                    EXHIBIT 12.2

                                 VIDEOTRON LTEE
                    COMPUTATION OF RATIO OF LONG-TERM DEBT,
                  EXCLUDING QMI SUBORDINATED LOANS, TO EBITDA
     (DOLLARS IN MILLION, EXCEPT FOR RATIO OF LONG-TERM DEBT, EXCLUDING QMI
                         SUBORDINATED LOANS, TO EBITDA)

                                                                                                 NINE MONTHS
                                                                                                    ENDED             PROFORMA
                                                               YEAR ENDED DECEMBER 31,          SEPTEMBER 30,      SEPTEMBER 30,
                                                            ------------------------------   -------------------   --------------
                                                              2001       2002       2003       2003       2004          2004
                                                            --------   --------   --------   --------   --------   --------------
CANADIAN GAAP
Long-term debt, excluding QMI subordinated loans(1).......  $1,310.2   $1,119.6    $886.7     $884.1     $834.4        $934.7
EBITDA(2)(3)..............................................  $  168.2   $  210.3    $277.7     $202.7     $339.0        $348.7
                                                            --------   --------    ------     ------     ------        ------
Ratio of long-term debt, excluding QMI subordinated loans,
  to EBITDA...............................................       7.8        5.3       3.2        3.3        1.8           2.0
                                                            --------   --------    ------     ------     ------        ------

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(1) As defined and calculated in note 6 to "Selected Consolidated Financial and
    Operating Data," except for the pro forma combined long-term debt, excluding QMI subordinated loans, for the nine months ended September 30, 2004, which is calculated as described in note 10 to "Summary -- Summary Consolidated Financial and Operating Data and Pro Forma Combined Financial Information."

(2) As defined and calculated in note 7 to "Selected Consolidated Financial and Operating Data."

(3) Ratio of long-term debt, excluding QMI subordinated loans, to EBITDA for the four months ended December 31, 1999 and fot the nine months ended
    September 2003 and 2004, is based on annualized EBITDA for the four months ended December 31, 1999 and the nine months ended September 2003 and 2004, respectively.